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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 2000 relating to the financial statements and financial statement schedule of Register.com, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/  PricewaterhouseCoopers LLP
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New York, New York
February 3, 2000